SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 28, 2006

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

As more fully discussed below in Item 4.02, on April 28, 2006, Dynegy Inc. (“Dynegy” or the “Company”) issued a press release announcing that its previously issued audited financial statements for the year 2005 and its unaudited interim financial statements for the second and third quarters of 2005 should not be relied upon because of an error in those financial statements and that those financial statements would be restated to make the necessary accounting adjustments.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 28, 2006, Dynegy issued a press release announcing that its previously issued audited financial statements for the year 2005 and its unaudited interim financial statements for the second and third quarters of 2005 should not be relied upon because of an error in those financial statements and that the Company would restate those financial statements to reflect a $13 million increase in the Company’s net deferred tax liability.

The restatements, which will be effected through amendments to Dynegy’s 2005 Form 10-K and second and third quarter 2005 Form 10-Qs, relate to Dynegy’s deferred income tax accounts. In the second quarter 2005, Dynegy recognized a $125 million tax benefit in anticipation of the sale of its Midstream natural gas liquids business. This benefit resulted from a reduction in the valuation allowance related to the Company’s capital loss carryforwards expected to be used against capital gains generated by the Midstream sale. Dynegy recently identified that a portion of the capital loss carryforwards had been previously used, and therefore was not available for use against the 2005 capital gains. Because Dynegy mistakenly used these unavailable capital loss carryforwards against capital gains generated by the Midstream sale, income from discontinued operations was overstated by $13 million and its net deferred tax liability was understated by $13 million.

As a result, Dynegy intends to restate its previously reported financial results to reflect the following adjustments:

•	Income from discontinued operations for year-end 2005, which was reported as $912 million, will be reduced to $899 million;

•	Net income for year-end 2005, which was reported as $103 million, will be reduced to $90 million; and

•	Net income applicable to common stockholders for year-end 2005, which was reported as $81 million or $0.21 per diluted share, will be reduced to $68 million or $0.18 per diluted share.

Dynegy expects to file an amended 2005 Form 10-K and amended second and third quarter 2005 Form 10-Qs reflecting the $13 million adjustment prior to filing its first quarter 2006 Form 10-Q, which we expect to file on or before the required filing date. Accordingly, the referenced financial statements should not be relied upon until such time as the Company files its restatements.

The Company previously identified and disclosed that in connection with the evaluation and testing activities for Section 404 of Sarbanes-Oxley it had identified a material weakness in its internal controls related to the preparation, analysis and recording of its income tax provision. Dynegy determined that this restatement is a result of the material weakness. Management’s Report on Internal Control Over Financial Reporting as of December 31, 2005 will also be restated in the Form 10-K/A when filed. The Company is continuing to remediate this material weakness in order to enhance and strengthen its accounting for income taxes.

The decision to restate prior financial statements was made by the Audit and Compliance Committee of the Board of Directors (the “Audit Committee”), upon the recommendation of management, on April 28, 2006. Dynegy believes that the adjustments will not impact the Company’s cash and liquidity positions or its cash flow and earnings estimates as previously announced on March 8, 2006. The Audit Committee has discussed with PricewaterhouseCoopers LLP, Dynegy’s independent auditors, the matters disclosed in this Current Report on Form 8-K.

A copy of Dynegy’s April 28th press release is attached hereto as exhibit 99.1 and is incorporated herein by this reference. In addition, this current report on Form 8-K and the April 28th press release contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits:

Exhibit No.	Document

99.1	Press Release dated April 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: April 28, 2006	By:	/S/ J. KEVIN BLODGETT
	Name:	J. Kevin Blodgett
	Title:	General Counsel, Executive Vice President— Administration and Secretary

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release dated April 28, 2006.